Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for Three Months Ended March 31, 2014

Net long-term inflows of $6.5bn
Adjusted operating margin improved to 40.9%
Adjusted diluted EPS of $0.60
Quarterly dividend of 25 cents, up 11.1%

Atlanta, May 1, 2014 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended March 31, 2014.

“Invesco today reported long-term net inflows of $6.5 billion and an adjusted operating margin of 40.9%, which reflect our continued efforts to deliver strong, long-term performance to our clients while effectively managing our business,” said Martin L. Flanagan, president and CEO.  “Additionally, reflecting continued confidence in the strength of our business, we are pleased to announce a quarterly dividend of 25 cents, an increase of 11.1% over the quarterly dividend paid in 2013.”

	Q1-14		Q4-13		Q1-14 vs. Q4-13	Q1-13		Q1-14 vs. Q1-13
Adjusted Financial Measures(1, 2)
Net revenues	$887.8	m	$857.3	m	3.6%	$788.0	m	12.7%
Operating income	$363.0	m	$347.2	m	4.6%	$306.2	m	18.5%
Operating margin	40.9%		40.5%			38.9%
Net income attributable to common shareholders	$261.6	m	$258.1	m	1.4%	$225.5	m	16.0%
Diluted EPS	$0.60		$0.58		3.4%	$0.50		20.0%

U.S. GAAP Financial Measures
Operating revenues(2)	$1,269.5	m	$1,225.1	m	3.6%	$1,112.2	m	14.1%
Operating income(2)	$244.3	m	$293.3	m	(16.7)%	$267.0	m	(8.5)%
Operating margin(2)	19.2%		23.9%			24.0%
Net income attributable to common shareholders	$187.8	m	$287.4	m	(34.7)%	$222.2	m	(15.5)%
Diluted EPS	$0.43		$0.64		(32.8)%	$0.49		(12.2)%

Assets Under Management(2)
Ending AUM	$787.3	bn	$778.7	bn	1.1%	$707.7	bn	11.2%
Average AUM	$779.6	bn	$761.7	bn	2.4%	$691.6	bn	12.7%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 9 through 11 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 18 for other important disclosures.

(2)
The sale of Atlantic Trust was completed on December 31, 2013. Certain amounts presented in this table for periods prior to December 31, 2013, as noted, represent the continuing operations of Invesco and exclude Atlantic Trust as a discontinued operation.

Assets Under Management

Total assets under management (AUM) at March 31, 2014, were $787.3 billion (December 31, 2013: $778.7 billion), an increase of $8.6 billion during the first quarter. Total net outflows were $0.9 billion for the first quarter, as detailed below:

Summary of net flows (in billions)	Q1-14	Q4-13	Q1-13
Active	$3.2	$0.3	$7.9
Passive	3.3	0.7	6.4
Long-term net flows	6.5	1.0	14.3
Invesco PowerShares QQQ	(1.3)	2.6	(0.4)
Money market	(6.1)	1.6	4.8
Total net flows	($0.9)	$5.2	$18.7

During the first quarter, U.K. equity income AUM experienced net outflows of $3.4 billion. In addition, during April the company experienced an outflow in the U.K. of approximately $13 billion.

Net market gains led to a $9.4 billion increase in AUM during the first quarter, compared to a $27.2 billion increase in the fourth quarter 2013. Foreign exchange rate movements led to a $0.1 billion increase in AUM during the first quarter, compared to a $0.8 billion increase in the fourth quarter 2013. Average AUM during the first quarter were $779.6 billion, compared to $761.7 billion for the fourth quarter 2013, an increase of 2.4%. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings information provides further transparency into the business on an ongoing operations basis and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting. These measures are described more fully in the the company's Forms 10-K.

U.S. GAAP Earnings

This section comments on several significant items that have impacted the company's first quarter results as presented in accordance with U.S. GAAP.

Operating revenues increased 3.6% to $1,269.5 million in the first quarter, from $1,225.1 million in the fourth quarter 2013. Operating expenses increased by 10.0% to $1,025.2 million in the first quarter, from $931.8 million in the fourth quarter 2013.

Operating expenses for first quarter 2014 include a charge of £18.6 million ($31.1 million) in respect of the penalty under a settlement of an enforcement proceeding reached with the U.K. Financial Conduct Authority (FCA) pertaining to the company's compliance with certain FCA rules and regulations for the period from May 2008 to November 2012. This charge, together with settlement-related legal costs of $0.5 million, has been recorded in general and administrative expenses and reduced diluted EPS by $0.07 for the first quarter.

One of the company's strategic objectives is to harness the power of our global platform by improving effectiveness and efficiency, and allocating our resources to the opportunities that will best benefit clients and our business. Consistent with this objective, during the first quarter an initiative was undertaken to align the company's location footprint to reflect current and future business needs. This resulted in the company recording business optimization initiative charges of $43.0 million in operating expenses that include $35.8 million associated with vacating leased properties and $7.2 million of staff severance. Separately, general and administrative expenses for the first quarter includes a $5.3 million fund reimbursement settlement cost associated with historical management fees. After allowing for taxation, these items reduced first quarter diluted earnings per share by $0.09.

On December 31, the company completed the sale of Atlantic Trust to Canadian Imperial Bank of Commerce (CIBC). The fourth quarter 2013 included income from discontinued operations, net of taxes, of $66.4 million reflecting the operating results and gain on sale of Atlantic Trust. The fourth quarter 2013 also included a $31.9 million payment to a managed investment trust which resulted in the termination of a support agreement. The first quarter includes a net loss of $2.0 million related to the disposed business.

The effective tax rate on continuing operations increased to 29.9% for the first quarter, from 21.9% for the fourth quarter 2013.  See note 10 for further details.

Non-GAAP Earnings

This section discusses the company's first quarter 2014 non-GAAP financial information, as compared to the fourth quarter 2013. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 9 through 11 of this release.

Net revenues increased by $30.5 million (3.6%) to $887.8 million in the first quarter, from $857.3 million in the fourth quarter 2013. The change was principally due to increases in performance fees. Foreign exchange rate changes increased first quarter net revenues by $1.8 million when compared to the fourth quarter 2013.

Investment management fees, as adjusted, increased $6.2 million (0.6%) to $989.0 million in the first quarter, from $982.8 million in the fourth quarter 2013. The increase is in line with the higher average AUM after allowing for the two fewer days in the first quarter compared to the fourth quarter. Foreign exchange rate changes increased first quarter management fees by $0.9 million when compared to fourth quarter 2013.

Service and distribution fees, as adjusted, increased $8.5 million (3.7%) to $238.6 million in the first quarter, from $230.1 million in the fourth quarter 2013. The increase reflects the higher average AUM, after allowing for the two fewer days, together with $6.4 million of new recurring asset-based service fees. Foreign exchange rate changes increased first quarter service and distribution fees by $0.1 million when compared to fourth quarter 2013.

Performance fees, as adjusted, were $33.6 million in the first quarter, compared to $11.1 million in the fourth quarter 2013. The first quarter performance fees included $27.6 million generated by the U.K. investment teams. Foreign exchange rate changes increased performance fees by $0.8 million in the first quarter when compared to the fourth quarter 2013.

Other revenues, as adjusted, increased by $2.4 million (7.2%) to $35.7 million in the first quarter, compared to $33.3 million in the fourth quarter 2013, due to increased front-end fees on sales in Continental Europe partly offset by reduced transaction fees from real estate fund activities. Foreign exchange rate changes had no net impact on first quarter other revenues when compared to the fourth quarter 2013.

Third-party distribution, service and advisory expenses, as adjusted, increased by $9.1 million (2.3%) to $409.1 million in the first quarter from $400.0 million in the fourth quarter 2013, increasing with higher related retail management fees and service and distribution fees, together with increased front-end fees. Foreign exchange rate changes had no overall impact on third-party distribution, service and advisory expenses in the first quarter when compared to the fourth quarter 2013.

Total operating expenses, as adjusted, increased by $14.7 million (2.9%) to $524.8 million in the first quarter from $510.1 million in the fourth quarter 2013, primarily due to increased employee compensation expenses, partly offset by reduced marketing expenses. Foreign exchange rate changes had no net impact on first quarter operating expenses, as adjusted, when compared to the fourth quarter 2013.

Employee compensation expenses, as adjusted, increased by $20.8 million (6.3%) to $353.1 million in the first quarter, from $332.3 million in the fourth quarter 2013. The first quarter includes a seasonal increase in payroll tax together with additional variable compensation associated with the higher performance fees. Also contributing to the increase were staff annual salary increases and share-based awards that were effective from March 1. Foreign exchange rate changes decreased first quarter employee compensation expenses by $0.2 million when compared to the fourth quarter 2013.

Marketing expenses, as adjusted, decreased by $6.9 million (22.2%) to $24.2 million in the first quarter, from $31.1 million in the fourth quarter 2013. The fourth quarter 2013 included $2.0 million of advertising costs related to product launches together with an additional $5.0 million of advertising and other seasonal marketing costs in support of the existing business that did not repeat in the first quarter. Foreign exchange rate changes decreased first quarter marketing expenses by $0.1 million when compared to the fourth quarter 2013.

Property, office and technology expenses, as adjusted, increased $2.8 million (3.7%) to $77.7 million in the first quarter, from $74.9 million in the fourth quarter 2013. The increase reflects higher outsourced administration costs associated with higher sales activity in Continental Europe together with increased costs from technology investment. Foreign exchange rate changes increased first quarter property, office and technology expenses by $0.1 million when compared to the fourth quarter 2013.

General and administrative expenses, as adjusted, decreased $2.0 million (2.8%) to $69.8 million in the first quarter, from $71.8 million in the fourth quarter 2013, due to reduced professional service costs related to product development and fund launches. Foreign exchange rate changes increased first quarter general and administrative expenses by $0.2 million when compared to the fourth quarter 2013.

Non-operating other income and expenses, as adjusted, included equity in earnings from investments of $3.2 million in the first quarter, compared to $5.0 million in the fourth quarter 2013. Other gains and losses, net in the first quarter were a gain of $2.5 million compared to a fourth quarter 2013 gain of $1.7 million. Separately, other income of consolidated sponsored investment products (CSIP) was a gain of $8.2 million in the first quarter, which is then partly offset by $2.9 million attributable to noncontrolling interests. The fourth quarter 2013 included a CSIP gain of $3.5 million with $0.2 million attributable to noncontrolling interests. Interest expense, as adjusted, increased $3.5 million (23.0%) to $18.7 million in the first quarter, from $15.2 million in the fourth quarter 2013, reflecting a full quarter of interest expense on the senior notes that were issued during the fourth quarter.

The effective tax rate increased to 27.0% for the first quarter, from 25.4% for the fourth quarter 2013. The first quarter included a 0.8% rate increase reflecting the impact of New York State tax legislation enacted during the quarter.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting in this release both a U.S. GAAP balance sheet and balance sheet information excluding CIP, along with a U.S. GAAP statement of cash flows and cash flow statement information excluding CIP. The information presented excluding CIP is a non-GAAP presentation. Balance sheet and cash flow statement information before and after the consolidation of investment products are reconciled on pages 14 and 17, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provides a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business, and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of CIP within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be significantly more indebted than is actually the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding CIP (Non-GAAP)(1)		Including CIP (U.S. GAAP)
	March 31, 2014	December 31, 2013	March 31, 2014	December 31, 2013
in millions
Cash and cash equivalents	$978.7	$1,331.2	$978.7	$1,331.2
Investments of CIP	—	—	5,173.7	4,734.7
Total assets(1)	$14,278.1	$13,952.6	$20,346.3	$19,270.5

Long-term debt	1,588.7	1,588.6	1,588.7	1,588.6
Debt of CIP	—	—	4,762.7	4,181.7
Long-term debt / Long-term debt plus CIP debt	1,588.7	1,588.6	6,351.4	5,770.3

Total liabilities(1)	$5,954.4	$5,649.7	$11,338.9	$10,293.2

Total permanent equity(1)	$8,221.8	$8,302.9	$8,905.5	$8,977.3

Debt/Equity % (1) (2)	19.3%	19.1%	71.3%	64.3%

(1)
The balance sheet line items excluding CIP are non-GAAP financial measures. See the reconciliation information on page 14 for balance sheet information before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as long-term debt divided by total permanent equity for the balance sheet information excluding CIP and long-term debt plus debt of CIP divided by total permanent equity for the balance sheet including CIP.

As of March 31, 2014, the company's cash and cash equivalents were $978.7 million, with long-term debt of $1,588.7 million. The credit facility balance was zero at both March 31, 2014 and December 31, 2013.

Dividends paid in the first quarter were $98.0 million. Today the company is announcing a first-quarter cash dividend of 25.0 cents per share to holders of common shares. The dividend is payable on June 6, 2014, to shareholders of record at the close of business on May 16, 2014, with an ex-dividend date of May 14, 2014.

During the first quarter the company repurchased $119.6 million of its common shares on the open market, representing 3.6 million shares at a weighted average share price of $33.56.

Headcount

As of March 31, 2014 the company had 6,005 employees, compared to 5,932 employees as of December 31, 2013.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, May 1, 2014, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Thursday, May 15, 2014 at 5:00 p.m. ET by calling 1-866-435-1326 for U.S. and Canadian callers or 1-203-369-1022 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.
# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q1-14	Q4-13	% Change	Q1-13	% Change
Adjusted revenues:
Investment management fees	$989.0	$982.8	0.6%	$862.8	14.6%
Service and distribution fees	238.6	230.1	3.7%	206.3	15.7%
Performance fees	33.6	11.1	202.7%	38.6	(13.0)%
Other	35.7	33.3	7.2%	25.8	38.4%
Third-party distribution, service and advisory	(409.1)	(400.0)	2.3%	(345.5)	18.4%
Net revenues	887.8	857.3	3.6%	788.0	12.7%
Adjusted operating expenses:
Employee compensation	353.1	332.3	6.3%	334.8	5.5%
Marketing	24.2	31.1	(22.2)%	23.1	4.8%
Property, office and technology	77.7	74.9	3.7%	66.3	17.2%
General and administrative	69.8	71.8	(2.8)%	57.6	21.2%
Total adjusted operating expenses	524.8	510.1	2.9%	481.8	8.9%
Adjusted operating income	363.0	347.2	4.6%	306.2	18.5%
Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	3.2	5.0	(36.0)%	3.9	(17.9)%
Interest and dividend income	4.2	4.0	5.0%	3.9	7.7%
Interest expense	(18.7)	(15.2)	23.0%	(9.7)	92.8%
Other gains and losses, net	2.5	1.7	47.1%	(0.5)	N/A
Other income/(loss) of CSIP, net	8.2	3.5	134.3%	—	N/A
Adjusted income before income taxes	362.4	346.2	4.7%	303.8	19.3%
Adjusted income tax provision	(97.9)	(87.9)	11.4%	(80.7)	21.3%
Adjusted net income	264.5	258.3	2.4%	223.1	18.6%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	(2.9)	(0.2)	N/A	2.4	N/A
Adjusted net income attributable to common shareholders	$261.6	$258.1	1.4%	$225.5	16.0%

Adjusted diluted EPS	$0.60	$0.58	3.4%	$0.50	20.0%
Average diluted shares outstanding	437.4	445.9	(1.9)%	449.0	(2.6)%

Ending headcount	6,005	5,932	1.2%	5,894	1.9%
Ending AUM (in billions)	$787.3	$778.7	1.1%	$707.7	11.2%
Average AUM (in billions)	$779.6	$761.7	2.4%	$691.6	12.7%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q1-14	Q4-13	% Change	Q1-13	% Change
Operating revenues:
Investment management fees	$965.4	$955.1	1.1%	$844.6	14.3%
Service and distribution fees	238.6	230.1	3.7%	206.3	15.7%
Performance fees	31.1	8.7	257.5%	36.1	(13.9)%
Other	34.4	31.2	10.3%	25.2	36.5%
Total operating revenues	1,269.5	1,225.1	3.6%	1,112.2	14.1%
Operating expenses:
Employee compensation	362.1	333.4	8.6%	341.5	6.0%
Third-party distribution, service and advisory	405.4	396.2	2.3%	346.1	17.1%
Marketing	23.4	30.0	(22.0)%	22.2	5.4%
Property, office and technology	112.7	85.8	31.4%	66.5	69.5%
General and administrative	121.6	86.4	40.7%	67.5	80.1%
Transaction and integration	—	—	N/A	1.4	N/A
Total operating expenses	1,025.2	931.8	10.0%	845.2	21.3%
Operating income	244.3	293.3	(16.7)%	267.0	(8.5)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.0	10.2	(2.0)%	8.1	23.5%
Interest and dividend income	2.9	3.3	(12.1)%	2.2	31.8%
Interest expense	(18.7)	(15.2)	23.0%	(9.7)	92.8%
Other gains and losses, net	6.6	(18.9)	N/A	17.7	(62.7)%
Other income/(loss) of CSIP, net	8.2	3.5	134.3%	—	N/A
Consolidated investment products (CIP):
Interest income of CIP	48.3	42.5	13.6%	50.3	(4.0)%
Interest expense of CIP	(30.3)	(26.5)	14.3%	(32.7)	(7.3)%
Other gains/(losses) of CIP, net	26.5	46.4	(42.9)%	(21.1)	N/A
Income from continuing operations before income taxes	297.8	338.6	(12.0)%	281.8	5.7%
Income tax provision	(89.0)	(74.2)	19.9%	(86.3)	3.1%
Income from continuing operations, net of income taxes	208.8	264.4	(21.0)%	195.5	6.8%
Income/(loss) from discontinued operations, net of taxes	(2.0)	66.4	N/A	4.1	N/A
Net income	206.8	330.8	(37.5)%	199.6	3.6%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(19.0)	(43.4)	(56.2)%	22.6	N/A
Net income attributable to common shareholders	$187.8	$287.4	(34.7)%	$222.2	(15.5)%
Earnings per share:
---Basic EPS from continuing operations	$0.43	$0.50	(14.0)%	$0.49	(12.2)%
---Basic EPS from discontinued operations	$—	$0.15	N/A	$0.01	N/A
---Total basic	$0.43	$0.65	(33.8)%	$0.50	(14.0)%

---Diluted EPS from continuing operations	$0.43	$0.50	(14.0)%	$0.49	(12.2)%
---Diluted EPS from discontinued operations	$—	$0.15	N/A	$0.01	N/A
---Total diluted	$0.43	$0.64	(32.8)%	$0.49	(12.2)%

Average shares outstanding:
---basic	436.8	445.0	(1.8)%	447.8	(2.5)%
---diluted	437.4	445.9	(1.9)%	449.0	(2.6)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2014

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$965.4	$17.7	$—	$—	$—	$5.9	$—	$989.0
Service and distribution fees	238.6	—	—	—	—	—	—	238.6
Performance fees	31.1	—	—	—	—	2.5	—	33.6
Other	34.4	1.3	—	—	—	—	—	35.7
Third-party distribution, service and advisory	—	(3.7)	(405.4)	—	—	—	—	(409.1)
Total operating revenues reconciled to net revenues	1,269.5	15.3	(405.4)	—	—	8.4	—	887.8
Operating expenses:
Employee compensation	362.1	2.6	—	—	(4.4)	—	(7.2)	353.1
Third-party distribution, service and advisory	405.4	—	(405.4)	—	—	—	—	—
Marketing	23.4	0.8	—	—	—	—	—	24.2
Property, office and technology	112.7	0.8	—	—	—	—	(35.8)	77.7
General and administrative	121.6	1.5	—	(3.8)	—	(12.6)	(36.9)	69.8
Total operating expenses	1,025.2	5.7	(405.4)	(3.8)	(4.4)	(12.6)	(79.9)	524.8
Operating income reconciled to adjusted operating income	244.3	9.6	—	3.8	4.4	21.0	79.9	363.0
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.0	(8.0)	—	—	—	1.2	—	3.2
Interest and dividend income	2.9	1.2	—	—	(0.8)	0.9	—	4.2
Interest expense	(18.7)	—	—	—	—	—	—	(18.7)
Other gains and losses, net	6.6	—	—	—	(3.9)	—	(0.2)	2.5
Other income/(loss) of CSIP, net	8.2	—	—	—	—	—	—	8.2
CIP:
Interest income of CIP	48.3	—	—	—	—	(48.3)	—	—
Interest expense of CIP	(30.3)	—	—	—	—	30.3	—	—
Other gains/(losses) of CIP, net	26.5	—	—	—	—	(26.5)	—	—
Income from continuing operations before income taxes	297.8	2.8	—	3.8	(0.3)	(21.4)	79.7	362.4
Income tax provision	(89.0)	(2.8)	—	5.1	—	—	(11.2)	(97.9)
Income from continuing operations, net of income taxes	208.8	—	—	8.9	(0.3)	(21.4)	68.5	264.5
Income from discontinued operations, net of taxes	(2.0)	—	—	2.0	—	—	—	—
Net income	206.8	—	—	10.9	(0.3)	(21.4)	68.5	264.5
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(19.0)	—	—	—	—	16.1	—	(2.9)
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$187.8	$—	$—	$10.9	($0.3)	($5.3)	$68.5	$261.6
Operating margin	19.2%				Adjusted operating margin			40.9%
Average diluted shares outstanding	437.4				Average diluted shares outstanding			437.4
Diluted EPS from continuing operations	$0.43					Adjusted diluted EPS		$0.60
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.43

See pages 18 through 22 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$955.1	$17.7	$—	$—	$—	$5.7	$4.3	$982.8
Service and distribution fees	230.1	—	—	—	—	—	—	230.1
Performance fees	8.7	—	—	—	—	2.4	—	11.1
Other	31.2	2.1	—	—	—	—	—	33.3
Third-party distribution, service and advisory	—	(3.8)	(396.2)	—	—	—	—	(400.0)
Total operating revenues reconciled to net revenues	1,225.1	16.0	(396.2)	—	—	8.1	4.3	857.3
Operating expenses:
Employee compensation	333.4	7.6	—	—	(8.1)	—	(0.6)	332.3
Third-party distribution, service and advisory	396.2	—	(396.2)	—	—	—	—	—
Marketing	30.0	1.1	—	—	—	—	—	31.1
Property, office and technology	85.8	1.0	—	—	—	—	(11.9)	74.9
General and administrative	86.4	1.7	—	(5.8)	—	(10.3)	(0.2)	71.8
Total operating expenses	931.8	11.4	(396.2)	(5.8)	(8.1)	(10.3)	(12.7)	510.1
Operating income reconciled to adjusted operating income	293.3	4.6	—	5.8	8.1	18.4	17.0	347.2
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.2	(4.3)	—	—	—	(0.9)	—	5.0
Interest and dividend income	3.3	0.9	—	—	(1.0)	0.8	—	4.0
Interest expense	(15.2)	—	—	—	—	—	—	(15.2)
Other gains and losses, net	(18.9)	—	—	—	(10.8)	(0.2)	31.6	1.7
Other income/(loss) of CSIP, net	3.5	—	—	—	—	—	—	3.5
CIP:
Interest income of CIP	42.5	—	—	—	—	(42.5)	—	—
Interest expense of CIP	(26.5)	—	—	—	—	26.5	—	—
Other gains/(losses) of CIP, net	46.4	—	—	—	—	(46.4)	—	—
Income from continuing operations before income taxes	338.6	1.2	—	5.8	(3.7)	(44.3)	48.6	346.2
Income tax provision	(74.2)	(1.2)	—	4.0	1.1	—	(17.6)	(87.9)
Income from continuing operations, net of income taxes	264.4	—	—	9.8	(2.6)	(44.3)	31.0	258.3
Loss from discontinued operations, net of taxes	66.4	—	—	(66.4)	—	—	—	—
Net income	330.8	—	—	(56.6)	(2.6)	(44.3)	31.0	258.3
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(43.4)	—	—	—	—	43.2	—	(0.2)
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$287.4	$—	$—	($56.6)	($2.6)	($1.1)	$31.0	$258.1

Operating margin	23.9%				Adjusted operating margin			40.5%

Average diluted shares outstanding	445.9				Average diluted shares outstanding			445.9

Diluted EPS form continuing operations	$0.50					Adjusted diluted EPS		$0.58
Diluted EPS from discontinued operations	$0.15
Diluted EPS	$0.64

See pages 18 through 22 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$844.6	$11.9	$—	$—	$—	$6.3	$—	$862.8
Service and distribution fees	206.3	—	—	—	—	—	—	206.3
Performance fees	36.1	—	—	—	—	2.5	—	38.6
Other	25.2	0.6	—	—	—	—	—	25.8
Third-party distribution, service and advisory	—	(2.1)	(346.1)	—	—	—	2.7	(345.5)
Total operating revenues reconciled to net revenues	1,112.2	10.4	(346.1)	—	—	8.8	2.7	788.0
Operating expenses:
Employee compensation	341.5	3.6	—	(2.4)	(7.5)	—	(0.4)	334.8
Third-party distribution, service and advisory	346.1	—	(346.1)	—	—	—	—	—
Marketing	22.2	1.0	—	—	—	—	(0.1)	23.1
Property, office and technology	66.5	0.7	—	—	—	—	(0.9)	66.3
General and administrative	67.5	1.2	—	(4.0)	—	(2.5)	(4.6)	57.6
Transaction and integration	1.4	—	—	(1.4)	—	—	—	—
Total operating expenses	845.2	6.5	(346.1)	(7.8)	(7.5)	(2.5)	(6.0)	481.8
Operating income reconciled to adjusted operating income	267.0	3.9	—	7.8	7.5	11.3	8.7	306.2
Other income/(expense):
Equity in earnings of unconsolidated affiliates	8.1	(4.6)	—	—	—	0.4	—	3.9
Interest and dividend income	2.2	0.7	—	—	(0.9)	1.9	—	3.9
Interest expense	(9.7)	—	—	—	—	—	—	(9.7)
Other gains and losses, net	17.7	—	—	—	(18.0)	—	(0.2)	(0.5)
CIP:
Interest income of CIP	50.3	—	—	—	—	(50.3)	—	—
Interest expense of CIP	(32.7)	—	—	—	—	32.7	—	—
Other gains/(losses) of CIP, net	(21.1)	—	—	—	—	21.1	—	—
Income from continuing operations before income taxes	281.8	—	—	7.8	(11.4)	17.1	8.5	303.8
Income tax provision	(86.3)	—	—	4.5	2.9	—	(1.8)	(80.7)
Income from continuing operations, net of income taxes	195.5	—	—	12.3	(8.5)	17.1	6.7	223.1
Income from discontinued operations, net of taxes	4.1	—	—	(4.1)	—	—	—	—
Net income	199.6	—	—	8.2	(8.5)	17.1	6.7	223.1
Net (income)/loss attributable to noncontrolling interests in consolidated entities	22.6	—	—	—	—	(20.2)	—	2.4
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$222.2	$—	$—	$8.2	($8.5)	($3.1)	$6.7	$225.5

Operating margin	24.0%				Adjusted operating margin			38.9%

Average diluted shares outstanding	449.0				Average diluted shares outstanding			449.0

Diluted EPS form continuing operations	$0.49				Adjusted diluted EPS			$0.50
Diluted EPS from discontinued operations	$0.01
Diluted EPS	$0.49

See pages 18 through 22 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	March 31, 2014	December 31, 2013
ADJUSTED ASSETS
Cash and cash equivalents	$978.7	$1,331.2
Unsettled fund receivables	1,510.6	932.4
Accounts receivable	533.3	504.2
Investments	935.3	895.0
Assets of consolidated sponsored investment products (CSIP)	275.8	108.5
Assets held for policyholders	1,342.0	1,416.0
Prepaid assets	101.5	101.4
Other assets	187.4	182.1
Property and equipment, net	342.4	350.8
Intangible assets, net	1,260.6	1,263.7
Goodwill	6,810.5	6,867.3
Total adjusted assets	$14,278.1	$13,952.6
ADJUSTED LIABILITIES
Accrued compensation and benefits	$391.3	$676.4
Accounts payable and accrued expenses	734.0	763.1
Policyholder payables	1,342.0	1,416.0
Unsettled fund payables	1,508.4	882.0
Long-term debt	1,588.7	1,588.6
Deferred tax liabilities, net	390.0	323.6
Total adjusted liabilities	5,954.4	5,649.7
ADJUSTED TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	101.9	—
ADJUSTED PERMANENT EQUITY
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,044.3	6,100.8
Treasury shares	(1,768.3)	(1,700.4)
Retained earnings	3,433.9	3,349.4
Accumulated other comprehensive income, net of tax	397.7	440.6
Total adjusted equity attributable to common shareholders	8,205.7	8,288.5
Adjusted equity attributable to nonredeemable noncontrolling interests in consolidated entities	16.1	14.4
Total adjusted permanent equity	8,221.8	8,302.9
Total adjusted liabilities, temporary and permanent equity	$14,278.1	$13,952.6

Invesco Ltd. U.S. GAAP Condensed Consolidated Balance Sheets (Unaudited, in millions)

	March 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$978.7	$1,331.2
Unsettled fund receivables	1,510.6	932.4
Accounts receivable	530.7	500.8
Investments	868.7	839.7
Assets of consolidated sponsored investment products (CSIP)	275.8	108.5
Assets of consolidated investment products (CIP):
Cash and cash equivalents of CIP	780.0	583.6
Accounts receivable of CIP	183.7	58.3
Investments of CIP	5,173.7	4,734.7
Assets held for policyholders	1,342.0	1,416.0
Prepaid assets	101.5	101.4
Other assets	187.4	182.1
Property and equipment, net	342.4	350.8
Intangible assets, net	1,260.6	1,263.7
Goodwill	6,810.5	6,867.3
Total assets	$20,346.3	$19,270.5
LIABILITIES
Accrued compensation and benefits	$391.3	$676.4
Accounts payable and accrued expenses	734.0	763.1
Liabilities of CIP:
Debt of CIP	4,762.7	4,181.7
Other liabilities of CIP	621.8	461.8
Policyholder payables	1,342.0	1,416.0
Unsettled fund payables	1,508.4	882.0
Long-term debt	1,588.7	1,588.6
Deferred tax liabilities, net	390.0	323.6
Total liabilities	11,338.9	10,293.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	101.9	—
PERMANENT EQUITY
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,044.3	6,100.8
Treasury shares	(1,768.3)	(1,700.4)
Retained earnings	3,451.7	3,361.9
Retained earnings appropriated for investors in CIP	74.0	104.3
Accumulated other comprehensive income, net of tax	379.9	427.9
Total equity attributable to common shareholders	8,279.7	8,392.6
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	625.8	584.7
Total permanent equity	8,905.5	8,977.3
Total liabilities, temporary and permanent equity	$20,346.3	$19,270.5

Invesco Ltd. Reconciliations of Condensed Consolidated Balance Sheet Information Excluding CIP to U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	March 31, 2014			December 31, 2013
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Cash and cash equivalents	$978.7	$—	$978.7	$1,331.2	$—	$1,331.2
Unsettled fund receivables	1,510.6	—	1,510.6	932.4	—	932.4
Accounts receivable	533.3	(2.6)	530.7	504.2	(3.4)	500.8
Investments	935.3	(66.6)	868.7	895.0	(55.3)	839.7
Assets of CSIP	275.8	—	275.8	108.5	—	108.5
Assets of CIP:
Cash and cash equivalents of CIP	—	780.0	780.0	—	583.6	583.6
Accounts receivable of CIP	—	183.7	183.7	—	58.3	58.3
Investments of CIP	—	5,173.7	5,173.7	—	4,734.7	4,734.7
Assets held for policyholders	1,342.0	—	1,342.0	1,416.0	—	1,416.0
Prepaid assets	101.5	—	101.5	101.4	—	101.4
Other assets	187.4	—	187.4	182.1	—	182.1
Property and equipment, net	342.4	—	342.4	350.8	—	350.8
Intangible assets, net	1,260.6	—	1,260.6	1,263.7	—	1,263.7
Goodwill	6,810.5	—	6,810.5	6,867.3	—	6,867.3
Total assets	$14,278.1	$6,068.2	$20,346.3	$13,952.6	$5,317.9	$19,270.5
LIABILITIES
Accrued compensation and benefits	$391.3	$—	$391.3	$676.4	$—	$676.4
Accounts payable and accrued expenses	734.0	—	734.0	763.1	—	763.1
Liabilities of CIP:
Debt of CIP	—	4,762.7	4,762.7	—	4,181.7	4,181.7
Other liabilities of CIP	—	621.8	621.8	—	461.8	461.8
Policyholder payables	1,342.0	—	1,342.0	1,416.0	—	1,416.0
Unsettled fund payables	1,508.4	—	1,508.4	882.0	—	882.0
Long-term debt	1,588.7	—	1,588.7	1,588.6	—	1,588.6
Deferred tax liabilities, net	390.0	—	390.0	323.6	—	323.6
Total liabilities	5,954.4	5,384.5	11,338.9	5,649.7	4,643.5	10,293.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	101.9	—	101.9	—	—	—
PERMANENT EQUITY
Equity attributable to common shareholders:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,044.3	—	6,044.3	6,100.8	—	6,100.8
Treasury shares	(1,768.3)	—	(1,768.3)	(1,700.4)	—	(1,700.4)
Retained earnings	3,433.9	17.8	3,451.7	3,349.4	12.5	3,361.9
Retained earnings appropriated for investors in CIP	—	74.0	74.0	—	104.3	104.3
Accumulated other comprehensive income, net of tax	397.7	(17.8)	379.9	440.6	(12.7)	427.9
Total equity attributable to common shareholders	8,205.7	74.0	8,279.7	8,288.5	104.1	8,392.6
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	16.1	609.7	625.8	14.4	570.3	584.7
Total permanent equity	8,221.8	683.7	8,905.5	8,302.9	674.4	8,977.3
Total liabilities, temporary and permanent equity	$14,278.1	$6,068.2	$20,346.3	$13,952.6	$5,317.9	$19,270.5

See pages 18 through 22 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	Three months ended March 31,
	2014	2013
Adjusted operating activities:
U.S. GAAP net income	$206.8	$199.6
Consolidated investment product (CIP) net (income)/loss	(21.4)	17.1
Net income adjusted to remove impact of CIP	185.4	216.7
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	23.4	22.3
Share-based compensation expense	36.5	33.5
(Gain)/loss on disposal of business, property and equipment, net	—	0.4
Other (gains)/losses, net	(6.6)	(17.7)
Other (gains)/losses of CSIP, net	(6.5)	—
Equity in earnings of unconsolidated affiliates	(11.2)	(8.5)
Dividends from unconsolidated affiliates	0.8	1.0
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CSIP	0.3	—
(Purchase)/sale of trading investments, net	7.8	(13.7)
(Increase)/decrease in receivables	(520.4)	(605.2)
Increase/(decrease) in payables	267.0	325.7
Adjusted net cash provided by/(used in) operating activities	(23.5)	(45.5)

Adjusted investing activities:
Purchase of property and equipment	(21.4)	(18.1)
Purchase of available-for-sale investments	(34.0)	(5.7)
Sale of available-for-sale investments	36.8	24.8
Purchase of investments by CSIP	(246.9)	—
Sale of investments by CSIP	95.3	—
Purchase of other investments	(44.1)	(127.9)
Sale of other investments	15.3	25.3
Returns of capital and distributions from unconsolidated partnership investments	4.2	4.5
Adjusted net cash provided by/(used in) investing activities	(194.8)	(97.1)

Adjusted financing activities:
Proceeds from exercises of share options	1.5	5.2
Purchases of treasury shares	(119.6)	(45.0)
Dividends paid	(98.0)	(77.2)
Excess tax benefits from share-based compensation	13.9	11.7
Overdraft on unsettled fund account	(35.7)	—
Capital invested into CSIP	100.8	—
Net borrowings/(repayments) under credit facility	—	328.5
Adjusted net cash provided by/(used in) financing activities	(137.1)	223.2

Increase /(decrease) in cash and cash equivalents	(355.4)	80.6
Foreign exchange movement on cash and cash equivalents	2.9	(31.4)
Cash and cash equivalents, beginning of period	1,331.2	835.5
Cash and cash equivalents, end of period	$978.7	$884.7

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Three months ended March 31,
	2014	2013
Operating activities:
Net income	$206.8	$199.6
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	23.4	22.3
Share-based compensation expense	36.5	33.5
(Gain)/loss on disposal of business, property and equipment, net	—	0.4
Other (gains)/losses, net	(6.6)	(17.7)
Other (gains)/losses of CSIP, net	(6.5)	—
Other (gains)/losses of CIP, net	(26.5)	21.1
Equity in earnings of unconsolidated affiliates	(10.0)	(8.1)
Dividends from unconsolidated affiliates	0.8	1.0
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	(196.4)	(470.2)
(Increase)/decrease in cash held by CSIP	0.3	—
(Purchase)/sale of trading investments, net	7.8	(13.7)
(Increase)/decrease in receivables	(520.9)	(606.6)
Increase/(decrease) in payables	272.1	353.8
Net cash provided by/(used in) operating activities	(219.2)	(484.6)
Investing activities:
Purchase of property and equipment	(21.4)	(18.1)
Purchase of available-for-sale investments	(1.8)	(0.1)
Sale of available-for-sale investments	10.3	23.0
Purchase of investments by CIP	(1,325.1)	(965.2)
Sale of investments by CIP	970.1	1,205.6
Purchase of investments by CSIP	(246.9)	—
Sale of investments by CSIP	95.3	—
Purchase of other investments	(44.1)	(127.9)
Sale of other investments	15.3	25.3
Returns of capital and distributions from unconsolidated partnership investments	3.8	3.8
Net cash provided by/(used in) investing activities	(544.5)	146.4
Financing activities:
Proceeds from exercises of share options	1.5	5.2
Purchases of treasury shares	(119.6)	(45.0)
Dividends paid	(98.0)	(77.2)
Excess tax benefits from share-based compensation	13.9	11.7
Overdraft on unsettled fund account	(35.7)	—
Capital invested into CIP	40.1	3.5
Capital distributed by CIP	(48.6)	(60.9)
Capital invested into CSIP	100.8	—
Borrowings of debt by CIP	715.0	405.0
Repayments of debt by CIP	(161.1)	(152.0)
Net borrowings/(repayments) under credit facility	—	328.5
Net cash provided by/(used in) financing activities	408.3	418.8
Increase/(decrease) in cash and cash equivalents	(355.4)	80.6
Foreign exchange movement on cash and cash equivalents	2.9	(31.4)
Cash and cash equivalents, beginning of period	1,331.2	835.5
Cash and cash equivalents, end of period	$978.7	$884.7

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Information Excluding CIP to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three months ended March 31, 2014			Three months ended March 31, 2013
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$185.4	$21.4	$206.8	$216.7	($17.1)	$199.6
Amortization and depreciation	23.4	—	23.4	22.3	—	22.3
Share-based compensation expense	36.5	—	36.5	33.5	—	33.5
(Gain)/loss on disposal of business, property and equipment, net	—	—	—	0.4	—	0.4
Other (gains)/losses, net	(6.6)	—	(6.6)	(17.7)	—	(17.7)
Other (gains)/losses of CSIP, net	(6.5)	—	(6.5)	—	—	—
Other (gains)/losses of CIP, net	—	(26.5)	(26.5)	—	21.1	21.1
Equity in earnings of unconsolidated affiliates	(11.2)	1.2	(10.0)	(8.5)	0.4	(8.1)
Dividends from unconsolidated affiliates	0.8	—	0.8	1.0	—	1.0
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	—	(196.4)	(196.4)	—	(470.2)	(470.2)
(Increase)/decrease in cash held by CSIP	0.3	—	0.3	—	—	—
(Purchase)/sale of trading investments, net	7.8	—	7.8	(13.7)	—	(13.7)
(Increase)/decrease in receivables	(520.4)	(0.5)	(520.9)	(605.2)	(1.4)	(606.6)
Increase/(decrease) in payables	267.0	5.1	272.1	325.7	28.1	353.8
Net cash provided by/(used in) operating activities	(23.5)	(195.7)	(219.2)	(45.5)	(439.1)	(484.6)
Investing activities:
Purchase of property and equipment	(21.4)	—	(21.4)	(18.1)	—	(18.1)
Purchase of available-for-sale investments	(34.0)	32.2	(1.8)	(5.7)	5.6	(0.1)
Sale of available-for-sale investments	36.8	(26.5)	10.3	24.8	(1.8)	23.0
Purchase of investments by CIP	—	(1,325.1)	(1,325.1)	—	(965.2)	(965.2)
Sale of investments by CIP	—	970.1	970.1	—	1,205.6	1,205.6
Purchase of investments by CSIP	(246.9)	—	(246.9)	—	—	—
Sale of investments by CSIP	95.3	—	95.3	—	—	—
Purchase of other investments	(44.1)	—	(44.1)	(127.9)	—	(127.9)
Sale of other investments	15.3	—	15.3	25.3	—	25.3
Returns of capital and distributions from unconsolidated partnership investments	4.2	(0.4)	3.8	4.5	(0.7)	3.8
Net cash provided by/(used in) investing activities	(194.8)	(349.7)	(544.5)	(97.1)	243.5	146.4
Financing activities:
Proceeds from exercises of share options	1.5	—	1.5	5.2	—	5.2
Purchases of treasury shares	(119.6)	—	(119.6)	(45.0)	—	(45.0)
Dividends paid	(98.0)	—	(98.0)	(77.2)	—	(77.2)
Excess tax benefits from share-based compensation	13.9	—	13.9	11.7	—	11.7
Overdraft on unsettled fund account	(35.7)	—	(35.7)	—	—	—
Capital invested into CIP	—	40.1	40.1	—	3.5	3.5
Capital distributed by CIP	—	(48.6)	(48.6)	—	(60.9)	(60.9)
Capital invested into CSIP	100.8	—	100.8	—	—	—
Borrowings of debt by CIP	—	715.0	715.0	—	405.0	405.0
Repayments of debt by CIP	—	(161.1)	(161.1)	—	(152.0)	(152.0)
Net borrowings/(repayments) under credit facility	—	—	—	328.5	—	328.5
Net cash provided by/(used in) financing activities	(137.1)	545.4	408.3	223.2	195.6	418.8
Increase/(decrease) in cash and cash equivalents	(355.4)	—	(355.4)	80.6	—	80.6
Foreign exchange movement on cash and cash equivalents	2.9	—	2.9	(31.4)	—	(31.4)
Cash and cash equivalents, beginning of period	1,331.2	—	1,331.2	835.5	—	835.5
Cash and cash equivalents, end of period	$978.7	$—	$978.7	$884.7	$—	$884.7
See pages 18 through 22 for notes to the reconciliation.

Invesco Ltd.
Notes

We are presenting the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to common shareholders (and by calculation, adjusted diluted earnings per share (EPS)). We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business, and they are consistent with internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income (and by calculation, operating margin), and net income attributable to common shareholders (and by calculation, diluted EPS). Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Notes 1 through 8 relate to the income statement reconciliations presented on pages 9 through 11. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the company's Form 10-K.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 14 and 17, respectively.

Note 10 relates to the U.S. GAAP effective tax rate and the impact of non-controlling interests in consolidated investment products (CIP) and consolidated sponsored investment products (CSIP) on the rate.

1.	Acquisition/disposition related adjustments

Acquisition/disposition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, costs related to legal settlements of pre-acquisition matters, intangible asset amortization, employee severance expenses associated with the cessation of activities related to a previous acquisition, gains and losses related to dispositions, and all related tax effects. In addition, the net (income)/loss from discontinued operations associated with the sale of the Atlantic Trust business has been excluded from the non-GAAP income statement information. Exclusion of this line item assists in evaluating the continuing business performance and comparability with our results period to period, and aids comparability with peer companies that may not have similar discontinued operations.

Adjustment amounts related to acquisition and disposition activities are as follows:

in millions	Q1-14	Q4-13	Q1-13
Intangible amortization	$3.8	$3.8	$4.0
Taxation on amortization	(0.4)	(0.4)	(0.4)
Deferred taxation	5.5	5.2	5.4
Employee compensation	—	—	2.4
Transaction and integration	—	—	1.4
Taxation on transaction and integration	—	—	(0.5)
Other acquisition-related items	—	2.0	—
Taxation on other acquisition-related items	—	(0.8)	—
(Income)/loss from discontinued operations, net of taxes	2.0	(66.4)	(4.1)
	$10.9	($56.6)	$8.2

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, and other service and administrative fees paid to third parties, which are all closely linked to the revenue earned by Invesco from AUM but vary extensively by geography due to differences in distribution channels. The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China. Enhancing operations in China is one effort that the company believes could improve its competitive position over time. U.S. GAAP requires classification of the joint venture net income as equity in earnings of unconsolidated affiliates. The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of the CIPs, were $8.4 million in the first quarter (fourth quarter 2013: $8.1 million; first quarter 2013: $8.8 million). By deconsolidating these products in the non-GAAP information, the management and performance fees are added back. Similarly, the operating expenses of the CIPs and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in an increase of $5.3 million in net income attributable to common shareholders in the first quarter U.S. GAAP earnings (fourth quarter 2013: $1.1 million increase; first quarter 2013: $3.1 million increase). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $4.4 million in the first quarter (fourth quarter 2013: $8.1 million appreciation; first quarter 2013: $7.5 million appreciation) with an investment gain, inclusive of interest and dividend income, of $4.7 million in the first quarter (fourth quarter 2013: $11.8 million gain; first quarter 2013: $18.9 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable tax charge of $0.0 million in the first quarter (fourth quarter 2013: $1.1 million credit; first quarter 2013: $2.9 million credit), result in a net income deduction of $0.3 million for the first quarter (fourth quarter 2013: $2.6 million deduction; first quarter 2013: $8.5 million deduction).

6.	Other reconciling items

in millions	Q1-14	Q4-13	Q1-13
Business optimization charges: (a)
Employee compensation	$7.2	$—	$—
Property, office and technology	35.8	—	—
Taxation on business optimization charges	(9.0)	—	—
Regulatory charge (b)	31.1	—	—
Legal fees for regulatory charge (b)	0.5	—	—
Taxation on legal fees (b)	(0.1)	—	—
Fund reimbursement settlement cost (c)	5.3	—	—
Taxation fund reimbursement settlement cost (c)	(2.1)	—	—
Foreign exchange hedge amortization (d)	(0.2)	(0.3)	(0.2)
Taxation on foreign exchange hedge amortization (d)	—	0.1	—
European infrastructure initiative (e)	—	1.0	5.7
Taxation on European infrastructure initiative (e)	—	(0.2)	(1.1)
Capitalized software development write-off (f)	—	11.7	—
Taxation on capitalized software development write-off (f)	—	(4.3)	—
Payment to an investment trust (g)	—	31.9	—
Taxation on payment to an investment trust (g)	—	(12.1)	—
Investment management fees accrual adjustment (h)	—	4.3	—
Taxation on investment management fees accrual adjustment (h)	—	(1.1)	—
U.K. FSCS levy (i)	—	—	3.0
Taxation on U.K. FSCS levy (i)	—	—	(0.7)
	$68.5	$31.0	$6.7

a.
Business optimization: Operating expenses for first quarter include property related charges of $35.8 million associated with vacating leased properties as part of a business optimization initiative. Employee compensation expenses also includes severance costs of $7.2 million related to the initiative.

b.
Operating expenses for first quarter include a charge of £18.6 million ($31.1 million) in respect of the penalty under a settlement of an enforcement proceeding reached with the U.K. Financial Conduct Authority (FCA) pertaining to the company's compliance with certain FCA rules and regulations for the period from May 2008 to November 2012. This charge, together with settlement-related legal costs of $0.5 million, has been recorded in general and administrative expenses.

c.	General and administrative expenses for the first quarter include a $5.3 million fund reimbursement settlement cost associated with historical management fees.

d.
Included within other gains and losses, net is the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar foreign exchange rate. These contracts provided coverage through March 25, 2014. The adjustment from U.S. GAAP to non-GAAP earnings removes the impact of market volatility; therefore, the company's non-GAAP results include only the amortization of the cost of the contracts during the contract period.

e.	European infrastructure transformational initiative: The company outsourced its European transfer agency and made certain structural changes to product and distribution platforms.

f.	Property, office and technology expenses includes a charge of $11.7 million in the fourth quarter 2013 related to the write-off of capitalized IT software development costs.

g.
The fourth quarter 2013 included a $31.9 million payment to a managed investment trust, which resulted in the subsequent termination of an outstanding support agreement. This expense was recorded in other gains/(losses).

h.
During the fourth quarter 2013, the company reduced a management fee revenue accrual by $4.3 million to reflect a multi-year true-up. Inclusion of this true-up in the company’s non-GAAP financial information would depress the derived metric of net revenue yield on AUM from continuing operations, an important metric derived from a non-GAAP financial measure which is often contemplated by users of the company’s financial information to evaluate the company with industry peers. The true-up was not indicative of a trend in future net revenue yield on AUM; therefore, it was not included in management’s evaluation of the results of the business. On this basis, the amount was added back to management fees to arrive at net revenues.

i.
Included within general and administrative expenses for the first quarter 2013 was a charge of $3.0 million relating to a true up of a prior year levy from the U.K. Financial Services Compensation Scheme.

Each of these other reconciling items has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures for the reasons either outlined in the paragraphs above, due to the unique character and magnitude of the reconciling item, or because the item represents a continuation of a reconciling item adjusted from U.S. GAAP in a prior period.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to common shareholders divided by the weighted average number of shares outstanding.

9.	Balance sheets and cash flow information excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of CIP. The majority of the company's CIP balances are CLO-related. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by CIP is not available for general use by Invesco, nor is Invesco cash available for general use by its CIP.

By deconsolidating the CIP in the condensed consolidated balance sheet information excluding CIP, the assets, liabilities and equity of the CIP are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow information excluding CIP present the cash flows of the company separately and before consolidation of CIP, as the cash flows of CIP do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

10.	U.S. GAAP Effective Tax Rate

The effective tax rate on continuing operations increased to 29.9% for the first quarter, from 21.9% for the fourth quarter 2013. The first quarter included a 0.9% rate increase as result of tax legislation changes in New York and a 3.2% rate increase as a result of the FCA settlement referenced above. The fourth quarter included a 1.4% rate reduction related to other gains/(losses) and property, office and technology expenses. The impact of the inclusion of non-controlling interests in CIP and CSIP reduced our effective tax rate by 2.0% percentage points for the first quarter, compared to a reduction of 3.2 percentage points on our effective tax rate for the fourth quarter.

Invesco Ltd.
Quarterly Assets Under Management(f)

(in billions)	Q1-14		Q4-13		% Change	Q1-13
Beginning Assets	$778.7		$745.5		4.5%	$667.4
Long-term inflows	50.2		45.8		9.6%	47.6
Long-term outflows	(43.7)		(44.8)		(2.5)%	(33.3)
Long-term net flows	6.5		1.0		550.0%	14.3
Net flows in Invesco PowerShares QQQ fund	(1.3)		2.6		N/A	(0.4)
Net flows in institutional money market funds	(6.1)		1.6		N/A	4.8
Total net flows	(0.9)		5.2		N/A	18.7
Market gains and losses/reinvestment	9.4		27.2		(65.4)%	30.6
Foreign currency translation	0.1		0.8		(87.5)%	(9.0)
Ending Assets	$787.3		$778.7		1.1%	$707.7

Average long-term AUM	$659.7		$643.5		2.5%	$586.0
Average short-term AUM (d)	119.9		118.2		1.4%	105.6
Average AUM	$779.6		$761.7		2.4%	$691.6
Gross revenue yield on AUM(a)	65.6	bps	64.7	bps		64.6	bps
Gross revenue yield on AUM before performance fees(a)	64.0	bps	64.3	bps		62.5	bps
Net revenue yield on AUM(b)	45.6	bps	45.0	bps		45.6	bps
Net revenue yield on AUM before performance fees(b)	43.8	bps	44.4	bps		43.3	bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2013	$778.7	$639.0	$139.7
Long-term inflows	50.2	41.6	8.6
Long-term outflows	(43.7)	(38.4)	(5.3)
Long-term net flows	6.5	3.2	3.3
Net flows in Invesco PowerShares QQQ fund	(1.3)	—	(1.3)
Net flows in institutional money market funds	(6.1)	(6.1)	—
Total net flows	(0.9)	(2.9)	2.0
Market gains and losses/reinvestment	9.4	8.2	1.2
Foreign currency translation	0.1	0.1	—
March 31, 2014	$787.3	$644.4	$142.9

Average AUM	$779.6	$639.0	$140.6
Gross revenue yield on AUM(a)	65.6bps	77.3bps	12.7bps
Net revenue yield on AUM(b)	45.6bps	52.8bps	12.7bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2013	$778.7	$519.6	$259.1
Long-term inflows	50.2	39.6	10.6
Long-term outflows	(43.7)	(32.0)	(11.7)
Long-term net flows	6.5	7.6	(1.1)
Net flows in Invesco PowerShares QQQ fund	(1.3)	(1.3)	—
Net flows in institutional money market funds	(6.1)	—	(6.1)
Total net flows	(0.9)	6.3	(7.2)
Market gains and losses/reinvestment	9.4	8.8	0.6
Foreign currency translation	0.1	(0.1)	0.2
March 31, 2014	$787.3	$534.6	$252.7

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management(f) (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2013	$778.7	$383.1	$171.7	$53.3	$82.7	$87.9
Long-term inflows	50.2	27.4	9.6	5.0	0.8	7.4
Long-term outflows	(43.7)	(26.2)	(6.7)	(4.4)	(1.0)	(5.4)
Long-term net flows	6.5	1.2	2.9	0.6	(0.2)	2.0
Net flows in Invesco PowerShares QQQ fund	(1.3)	(1.3)	—	—	—	—
Net flows in institutional money market funds	(6.1)	—	—	—	(6.1)	—
Total net flows	(0.9)	(0.1)	2.9	0.6	(6.3)	2.0
Market gains and losses/reinvestment	9.4	5.0	2.3	0.8	(0.3)	1.6
Foreign currency translation	0.1	—	0.1	(0.1)	—	0.1
March 31, 2014	$787.3	$388.0	$177.0	$54.6	$76.1	$91.6

Average AUM	$779.6	$383.2	$174.5	$53.6	$79.0	$89.3

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2013	$778.7	$521.3	$27.1	$114.8	$60.9	$54.6
Long-term inflows	50.2	24.7	1.1	5.1	11.3	8.0
Long-term outflows	(43.7)	(21.1)	(1.2)	(6.9)	(6.5)	(8.0)
Long-term net flows	6.5	3.6	(0.1)	(1.8)	4.8	—
Net flows in Invesco PowerShares QQQ fund	(1.3)	(1.3)	—	—	—	—
Net flows in institutional money market funds	(6.1)	(3.4)	(0.1)	0.5	(3.1)	—
Total net flows	(0.9)	(1.1)	(0.2)	(1.3)	1.7	—
Market gains and losses/reinvestment	9.4	5.9	1.2	1.6	0.8	(0.1)
Foreign currency translation	0.1	—	(1.0)	0.8	—	0.3
March 31, 2014	$787.3	$526.1	$27.1	$115.9	$63.4	$54.8

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q1-14		Q4-13		% Change	Q1-13
Beginning Assets	$139.7		$129.6		7.8%	$114.0
Long-term inflows	8.6		8.6		—%	13.5
Long-term outflows	(5.3)		(7.9)		(32.9)%	(7.1)
Long-term net flows	3.3		0.7		371.4%	6.4
Net flows in Invesco PowerShares QQQ fund	(1.3)		2.6		N/A	(0.4)
Net flows in institutional money market funds	—		—		N/A	—
Total net flows	2.0		3.3		(39.4)%	6.0
Market gains and losses/reinvestment	1.2		7.0		(82.9)%	3.4
Foreign currency translation	—		(0.2)		N/A	(0.3)
Ending Assets	$142.9		$139.7		2.3%	$123.1

Average long-term AUM	95.2		92.4		3.0%	87.6
Average short-term AUM (d)	45.4		41.7		8.9%	32.5
Average AUM	$140.6		$134.1		4.8%	$120.1
Gross revenue yield on AUM(a)	12.7	bps	12.3	bps		10.7	bps
Gross revenue yield on AUM before performance fees(a)	12.7	bps	12.3	bps		10.7	bps
Net revenue yield on AUM(b)	12.7	bps	12.3	bps		10.7	bps
Net revenue yield on AUM before performance fees(b)	12.7	bps	12.3	bps		10.7	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2013	$139.7	$118.2	$21.5
Long-term inflows	8.6	7.9	0.7
Long-term outflows	(5.3)	(4.5)	(0.8)
Long-term net flows	3.3	3.4	(0.1)
Net flows in Invesco PowerShares QQQ fund	(1.3)	(1.3)	—
Net flows in institutional money market funds	—	—	—
Total net flows	2.0	2.1	(0.1)
Market gains and losses/reinvestment	1.2	1.2	—
Foreign currency translation	—	—	—
March 31, 2014	$142.9	$121.5	$21.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2013	$139.7	$85.6	$39.5	$—	$—	$14.6
Long-term inflows	8.6	5.4	2.2	—	—	1.0
Long-term outflows	(5.3)	(3.2)	(1.2)	—	—	(0.9)
Long-term net flows	3.3	2.2	1.0	—	—	0.1
Net flows in Invesco PowerShares QQQ fund	(1.3)	(1.3)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	2.0	0.9	1.0	—	—	0.1
Market gains and losses/reinvestment	1.2	0.5	0.4	—	—	0.3
Foreign currency translation	—	—	—	—	—	—
March 31, 2014	$142.9	$87.0	$40.9	$—	$—	$15.0

Average AUM	$140.6	$86.4	$40.2	$—	$—	$14.0

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2013	$139.7	$135.2	$0.1	$—	$1.8	$2.6
Long-term inflows	8.6	8.5	—	—	0.1	—
Long-term outflows	(5.3)	(5.1)	—	—	(0.1)	(0.1)
Long-term net flows	3.3	3.4	—	—	—	(0.1)
Net flows in Invesco PowerShares QQQ fund	(1.3)	(1.3)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	2.0	2.1	—	—	—	(0.1)
Market gains and losses/reinvestment	1.2	1.2	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
March 31, 2014	$142.9	$138.5	$0.1	$—	$1.8	$2.5

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the first quarter for our JVs in China were $5.1 billion (fourth quarter 2013: $4.8 billion; first quarter 2013: $3.3 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 9 through 11 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 9 through 11 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, Asian direct real estate, commodities, currencies, European direct real estate, financial structures, Global REITS, private capital - direct, private capital - fund of funds, Risk Parity, U.S. direct real estate, and U.S. REITS.
(d)    Short-term ending AUM as of March 31, 2014 includes $72.1 billion in institutional money market AUM and $44.2 billion in PowerShares QQQ AUM. Ending retail money market AUM as of March 31, 2014, included in long-term AUM, were $4.0 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    On December 31, 2013, the company completed the sale of Atlantic Trust. AUM presented for periods prior to this date exclude total AUM of Atlantic Trust ($21.6 billion at March 31, 2013.)

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	33%	42%	16%	35%	37%	9%
	U.S. Growth	95%	30%	38%	95%	25%	87%
	U.S. Value	80%	57%	57%	80%	98%	79%
	Sector	77%	35%	91%	35%	16%	15%
	U.K.	99%	100%	98%	43%	98%	13%
	Canadian	66%	100%	97%	63%	96%	57%
	Asian	87%	85%	87%	81%	75%	72%
	Continental European	94%	100%	100%	86%	92%	100%
	Global	85%	94%	84%	86%	89%	74%
	Global Ex U.S. and Emerging Markets	78%	99%	99%	80%	97%	96%
Fixed Income
	Money Market	65%	65%	60%	96%	96%	97%
	U.S. Fixed Income	70%	87%	90%	72%	93%	86%
	Global Fixed Income	79%	94%	97%	76%	84%	82%
	Stable Value	100%	100%	100%	100%	24%	24%
Other
	Alternatives	69%	71%	47%	44%	55%	23%
	Balanced	50%	72%	61%	62%	98%	97%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 60%, 60%, and 57% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 72%, 71%, and 67% of total Invesco AUM, respectively, as of 3/31/2014. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IMA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.